Exhibit 99.1

Media Relations:	Michele Peden
(615) 261-1580
mpeden@spheris.com

Investor Relations:	Linda Garrad
(615) 261-1597
lgarrad@spheris.com

For Immediate Release
Aug. 14, 2006
SPHERIS REPORTS SECOND QUARTER 2006 RESULTS
FRANKLIN, Tenn (August 14, 2006) — Spheris, a leading global outsource provider of medical transcription technology and services, today announced results for the three and six months ended June 30, 2006.
Financial Highlights—Second Quarter of 2006
Net revenues for the second quarter of 2006 were $52.3 million compared with $53.1 million in the second quarter of 2005. The $0.8 million decline in net revenues during the second quarter of 2006 from the prior-year period was primarily due to $0.7 million of customer contracts the Company terminated in 2005 that did not have acceptable operating margins and $0.3 million of net lost business, both of which were partially offset by a $0.2 million decrease in contractual revenue adjustments related to service level requirements. Operating income was $1.1 million during the second quarter of 2006 compared with $1.8 million during the prior-year period. The decline in operating income versus the prior year period was due to costs resulting from the March 31, 2006 acquisition of Vianeta Communications, including overhead and technology and platform investments. Additionally, the decline in operating income was caused by severance and other compensation related costs incurred during the second quarter of 2006. Earnings before interest, taxes and depreciation and amortization, or EBITDA, was $7.6 million in the second quarter compared with $8.4 million in the prior-year period.
As the result of non-cash charges resulting from the write-off of acquired technology as part of the Vianeta acquisition, both operating income and EBITDA were $0.2 million lower than would have been otherwise reported if these non-cash charges had not been recognized during the second quarter of 2006. The Company’s net loss during the second quarter of 2006 was $2.8 million compared with $1.9 million in the prior-year period.
Financial Highlights—First Six Months of 2006
Net revenues for the first six months of 2006 were $104.3 million compared with $106.4 million in the first six months of 2005. The $2.1 million decline in net revenues during the first half of 2006 from the prior-year period was primarily due to $2.0 million of customer contracts the Company terminated in 2005 that did not have acceptable operating margins and $1.0 million of net lost business. These reductions in net revenues were partially offset by a $0.9 million increase in net revenues due to one additional business day in the first half of 2006 as compared to the same period in the prior year. Operating income was $2.2 million during the first six months of 2006 compared with $2.3 million during the prior-year period. Operating income
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Spheris Reports Second Quarter Results

August 14, 2006
during the first half of 2006 was reduced as the result of costs resulting from the Vianeta acquisition, including overhead and technology and platform investments. Additionally, the decline in operating income was caused by severance and other compensation related costs incurred during the second quarter of 2006. These incremental costs were offset by the realization of $1.1 million of incremental savings from the Company’s December 2004 acquisition of HealthScribe. EBITDA was $15.3 million in the first six months of 2006 compared with $15.7 million in the prior-year period.
As the result of non-cash charges during the first half of 2006 resulting from the write-off of acquired technology as part of the Vianeta acquisition, both operating income and EBITDA were $0.4 million lower than would have been otherwise reported if these non-cash charges had not been recognized during the first half of 2006. The Company’s net loss during the first six months of 2006 was $5.7 million compared with $4.6 million in the prior-year period.
EBITDA is a non-GAAP financial measure. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to EBITDA.
Commenting on the announcement, Steven E. Simpson, president and chief executive officer of Spheris, stated, “As expected, the year-over-year and sequential net revenue and EBITDA comparisons for the second quarter of 2006 continued to be affected by the decision we made a year ago to cancel certain lower margin contracts. To replace this business and position Spheris for future growth, we are continuing to leverage our strategy of blending proven technology with superior service to secure several new, high-profile customer contracts and have established sales momentum heading into the second half of the year. Once this new business is fully implemented and becomes part of our production environment, we expect it to begin offsetting the decline in revenue from terminated contracts.”
Simpson added, “Our priorities for the second half of 2006 will be to continue to build on our new business momentum, quickly implement new customers, continue efforts to enhance our productivity and cost efficiencies and further develop our clinical documentation platform. Although the new business signed during the first half of 2006 will have a limited impact on our 2006 financial results, we believe these strategies, together with a sales and operations team well-equipped to compete in the technology-enabled healthcare services arena, will position us for a successful 2007.”
Balance Sheet Highlights
As of June 30, 2006, the outstanding indebtedness under the Company’s senior secured credit facility was $73.9 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million.
Liquidity Highlights
As of June 30, 2006, Spheris held $7.3 million in unrestricted cash and cash equivalents. During the first half of 2006, the Company generated cash from operating activities of $3.6 million
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Spheris Reports Second Quarter Results

August 14, 2006
compared with a $0.6 million use of cash from operating activities during the same period in 2005. The $4.3 million improvement over the prior-year period reflects improvement in accounts receivable collections and the absence in the current period of certain costs associated with the HealthScribe acquisition incurred during the first quarter of 2005. Because of covenant limitations, the availability under the $25.0 million revolver portion of the Company’s senior secured credit facility was $1.8 million as of June 30, 2006.
Investor Conference Call and Webcast
Spheris will host a conference call on August 14, 2006, at 8:00 a.m. CDT. The number to call for this interactive teleconference is 507-726-3518. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=34648 on August 14, 2006, at 8:00 a.m. CDT. The online replay will be available shortly after the call and continue for 30 days.
About Spheris
Spheris is a leading global outsource provider of medical transcription technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. More than 5,500 skilled Spheris medical transcriptionists support the company’s clients through secure networks, using a Web-based system with integrated voice, text and data. Customer service is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris is headquartered in Franklin, Tenn., with major operations in St. Petersburg, Fla.; Sterling, Va.; Milpitas, Calif.; Bangalore, India; and Coimbatore, India. For more information, please visit www.spheris.com.
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our ability to meet financial covenants and other conditions of our senior secured credit facilities and indenture relating to our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our domestic and global production capacity, including our ability to recruit, train and retain qualified MTs and other technical and managerial personnel and to maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our medical transcription platforms to improve our production capabilities and expand the breadth of our service offerings; (v) the reluctance of potential customers to outsource or change providers of their medical transcription services and its impact on our ability to attract new customers and increase revenues; (vi) the effect on our business if we incur additional debt, contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (vii) financial and operational risks inherent in our global operations, including foreign currency rate fluctuations between the United States and India.
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Spheris Reports Second Quarter Results

August 14, 2006
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Second Quarter Results

August 14, 2006
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Unaudited and Amounts in Thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
Net revenues	$52,335	$53,059	$104,308	$106,403

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	38,493	39,251	77,294	78,524
Marketing and selling expenses	1,487	1,316	2,765	2,902
General and administrative expenses	4,728	4,076	8,919	9,300
Depreciation and amortization	6,566	6,636	13,123	13,404

Total operating costs	51,274	51,279	102,101	104,130

Operating income	1,061	1,780	2,207	2,273

Interest expense, net of income	5,156	5,186	10,296	10,066
Other (income) expense	(5)	(20)	62	(55)

Net loss before income taxes	(4,090)	(3,386)	(8,151)	(7,738)

Benefit from income taxes	(1,303)	(1,505)	(2,450)	(3,160)

Net loss	$(2,787)	$(1,881)	$(5,701)	$(4,578)

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Spheris Reports Second Quarter Results

August 14, 2006
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	(Unaudited)
	June 30, 2006	December 31, 2005
Assets
Current assets
Unrestricted cash and cash equivalents	$7,320	$7,339
Restricted cash	876	1,320
Accounts receivable, net of allowance of $932 and $929, respectively	32,411	30,715
Deferred taxes	2,010	1,374
Other current assets	2,418	2,389

Total current assets	45,035	43,137

Property and equipment, net	8,503	9,152
Internally generated software, net	7,394	8,153
Customer contracts, net	37,940	45,799
Goodwill	219,300	211,116
Other noncurrent assets	3,438	2,929

Total assets	$321,610	$320,286

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,192	$3,030
Accrued wages and benefits	16,230	14,094
Current portion of long-term debt	750	750
Current portion of capital lease obligations	128	221
Other current liabilities	6,756	4,798

Total current liabilities	26,056	22,893

Long-term debt, net of current portion	194,006	195,702
Capital lease obligations, net of current portion	66	105
Deferred tax liabilities	7,869	10,375
Other long-term liabilities	456	524

Total liabilities	228,453	229,599

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income	(176)	(89)
Contributed capital	110,559	102,301
Accumulated deficit	(17,226)	(11,525)

Total stockholders’ equity	93,157	90,687

Total liabilities and stockholders’ equity	$321,610	$320,286

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Spheris Reports Second Quarter Results

August 14, 2006
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and Amounts in Thousands)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(5,701)	$(4,578)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,123	13,404
Write-off of acquired technology	412	—
Deferred taxes	(2,885)	(3,080)
Amortization of debt discounts and issuance costs	341	281
Other non-cash items	(10)	179
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(399)	(4,020)
Other current assets	(29)	(213)
Accounts payable	(993)	457
Accrued wages and benefits	2,072	1,061
Other current liabilities	(542)	(3,516)
Other noncurrent assets and liabilities	(1,756)	(619)

Net cash provided by (used in) operating activities	3,633	(644)

Cash flows from investing activities:
Purchases of property and equipment	(2,496)	(2,768)
Purchase of Vianeta, net of cash acquired	(8,199)	—

Net cash used in investing activities	(10,695)	(2,768)

Cash flows from financing activities:
Payments on debt and capital leases	(508)	(808)
Debt issuance costs	(449)	—
Capital contributions	8,000	350

Net cash provided by (used in) financing activities	7,043	(458)

Net decrease in unrestricted cash and cash equivalents	(19)	(3,870)
Cash and cash equivalents, at beginning of period	7,339	6,051

Cash and cash equivalents, at end of period	$7,320	$2,181

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Spheris Reports Second Quarter Results

August 14, 2006
SPHERIS INC.
Supplemental Financial Information
(Unaudited and Amounts in Thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
Net loss	$(2,787)	$(1,881)	$(5,701)	$(4,578)
Depreciation and amortization	6,566	6,636	13,123	13,404
Interest expense, net of income	5,156	5,186	10,296	10,066
Benefit from income taxes	(1,303)	(1,505)	(2,450)	(3,160)

EBITDA	$7,632	$8,436	$15,268	$15,732

Note to Supplemental Financial Information
Earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure is provided above. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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